PRESS RELEASE
November 1, 2004


                                 For further information contact:
                                 David M. Bradley
                                 Chairman, President and Chief Executive Officer North Central Bancshares, Inc.
                                 825 Central Avenue
                                 Fort Dodge, Iowa  50501
                                 515-576-7531




              NORTH CENTRAL BANCSHARES, INC. ANNOUNCES APPOINTMENT
                         OF NEW CHIEF FINANCIAL OFFICER

         Fort Dodge, Iowa, November 1, 2004 - North Central Bancshares, Inc. (the "Company") (Nasdaq: FFFD), the holding company for First Federal Savings Bank of Iowa (the "Bank"), announced that David W. Edge has been appointed Chief Financial Officer and Treasurer of the Company and Bank, effective October 29, 2004. Edge, age 45, brings over 20 years of financial experience to the Company. Prior to joining the Company, Edge was Chief, Fiscal Services for the Veterans Affairs Central Iowa Health Care System in Des Moines, Iowa for 17 months. Prior to that he worked for Principal Bank, Des Moines as Senior Financial Accounting Leader for 2 years and as the Chief Financial Officer of ITS, Inc., Johnston, Iowa for over 8 years. Edge is a graduate of Iowa State University and is a Certified Public Accountant.

         The Company serves north central and southeastern Iowa at ten full service locations in Fort Dodge, Nevada, Ames, Perry, Ankeny, Clive, Burlington and Mount Pleasant, Iowa through the Bank, headquartered in Fort Dodge, Iowa. The Bank's deposits are insured by the Federal Deposit Insurance Corporation up to the full extent permitted by law. The Company's stock is traded on The Nasdaq National Market under the symbol "FFFD".